Exhibit 5.6

October 30, 2023

The GEO Group, Inc.

4955 Technology Way

Boca Raton, FL 33431

Re:	Opinion and Consent - Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Wyoming (the “State”) for CCC Wyoming Properties, LLC, a Wyoming limited liability company, and Community Alternatives, an unregistered Wyoming general partnership (collectively, the “Wyoming Entities”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on or about October 30, 2023 (the “Registration Statement”), by The GEO Group, Inc., a Florida corporation (“Parent”), the Wyoming Entities and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933 (as amended, the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) shares of common stock of the Parent, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Parent, par value $0.01 per share (the “Preferred Stock”); (iii) the debt securities of the Parent, which may be senior or subordinated (the “Debt Securities”); (iv) guarantees of the Debt Securities by the Subsidiary Guarantors, including the Wyoming Entities, listed in the “Table of Additional Registrants” included as part of the Registration Statement (the “Guarantees of Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Units or any combination thereof (the “Warrants”); and (vi) units consisting of one or more shares of Common Stock, Preferred Stock, Debt Securities, or Warrants, or any combination thereof that may be offered and sold pursuant to the Registration Statement (the “Units”). Collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees of Debt Securities, the Warrants and the Units are referred to as the “Securities.” The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”) as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In rendering the opinions set forth below, we have reviewed copies or drafts of, and based our opinion solely on, the following documents, each to be dated as of the date of this letter unless otherwise indicated (collectively, items (A) through (I), the “Opinion Documents”):

A.	the Registration Statement, including the Prospectus;

B.	the form of indenture providing for the issuance of senior Debt Securities (the “Senior Debt Indenture”);

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C.	the form of indenture providing for the issuance of subordinated Debt Securities (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”);

D.	the Articles of Organization of CCC Wyoming Properties, LLC dated as of November 17, 1998 (the “CCC Articles of Organization”), and certified by the Secretary of State of the State of Wyoming;

E.	the Operating Agreement of CCC Wyoming Properties, LLC, a Wyoming limited liability company, dated as of December 17, 1998 (the “CCC Operating Agreement”);

F.	the Amended and Restated Partnership Agreement of Community Alternatives, a Wyoming general partnership, dated as of October 20, 2017 (the “CA A&R Partnership Agreement”);

G.	the certificate of existence for CCC Wyoming Properties, LLC, issued by the Secretary of State of the State of Wyoming on October 17, 2023 (the “CCC Good Standing Certificate”);

H.

the Unanimous Written Consent dated October 27, 2023 containing certain resolutions adopted by the managing bodies of the Wyoming Entities relating to the Registration Statement and related matters, including the Transaction Documents such as the Guarantees of Debt Securities under the Indentures and any supplemental indentures thereto; and

I.

the Certificate to Counsel executed by the Senior Vice President, General Counsel and Corporate Secretary of the Parent, and in his capacity as an authorized officer of each Subsidiary Guarantor dated October 30, 2023 in relation the foregoing (the “Support Certificate”).

Items (D) through (H) are referred to as the “Authority Documents.” We have not represented the Wyoming Entities in matters other than in connection with the preparation of this opinion letter. We have conducted such inquiries and examinations of applicable laws of the State as we have deemed necessary or appropriate for rendering the opinions set forth in this letter. As to factual matters we have relied, without independent investigation, upon the certifications made in the Opinion Documents and certificates delivered to us in relation to the Opinion Documents. There may exist matters of a legal or a factual nature that could have a bearing on our opinions with respect to which we have not been consulted, or of which we are otherwise unaware.

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We have not reviewed any documents other than the Opinion Documents and, other than in connection with obtaining the CCC Good Standing Certificate, we have not conducted any examination of any public records, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Opinion Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Opinion Documents.

In rendering the opinions set forth herein, we have assumed: (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and any applicable supplement to the Prospectus contained in the Registration Statement; (b) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the Indentures; (c) that the signatures of each person signing all documents in connection with which this opinion is rendered are genuine; (d) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies; (e) the legal existence of each party to the Registration Statement and the Indentures other than the Wyoming Entities; (f) the entity power of each party to the Registration Statement and the Indentures (other than the Wyoming Entities) to execute, deliver and perform their obligations under the Registration Statement and the Indentures and to do each other act done or to be done by such party; (g) the authorization, execution and delivery by each party (other than the Wyoming Entities) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement and the Indentures by such party; (h) the conditions precedent described in opinion 3, clauses (i) through (iii) have occurred; (i) the Authority Documents remain in full force and effect and there have been no amendments, resolutions, substitutions, replacements, or restatements of, or otherwise relating to, the Authority Documents that would affect the legal existence, powers, authority or authorized rights to transact business as contemplated by the Authority Documents and the Registration Statement; (j) legally valid and sufficient consideration has been given to the Wyoming Entities for the Guarantees of Debt Securities; (k) as to matters of fact, the truthfulness of the representations made in the certificates of public officers, the truthfulness of the representations made by the officers of the Parent and the Wyoming Entities, including those in the Support Certificate, and the truthfulness of the representations contained in the materials examined; (l) that all actions and authorizations with respect to any Guarantees of Debt Securities issued by Community Alternatives will be controlled by the CA A&R Partnership Agreement and therefore governed by Wyoming law; and (m) no fraud, mistake, undue influence, duress or criminal activity exists as to the Registration Statement and the materials examined.

Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that:

1. Based solely on the CCC Good Standing Certificate, CCC Wyoming Properties, LLC is a limited liability company validly existing under the laws of the State.

2. Community Alternatives is an unregistered general partnership validly existing under Wyoming law.

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3. With respect to any of the Guarantees of Debt Securities to be issued by the Wyoming Entities, (a) CCC Wyoming Properties, LLC has the limited liability company power and authority, (b) Community Alternatives has the general partnership power and authority, to execute, deliver and perform its obligations under the Indentures and the Guarantees of Debt Securities under the laws of the State, and (c) the Guarantees of Debt Securities will constitute the valid and binding obligation of the Wyoming Entities, enforceable against the Wyoming Entities in accordance with their terms under the laws of the State; provided, however, that the opinion in this Section 3 is expressly subject to the following conditions precedent having occurred (and as to which no opinion is given):

(i)

the issuance and terms of any Guarantees of Debt Securities by the Wyoming Entities and the terms of the offering thereof shall have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto qualified under the Trust Indenture Act of 1939, so as to (I) comply with and not violate any applicable law, or rule or regulation thereunder applicable to the Wyoming Entities, (II) not affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Wyoming Entities, and (III) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Wyoming Entities and (B) duly authorized by proper action of the members and managing member of CCC Wyoming Properties, LLC in accordance with the CCC Articles of Organization and the CCC Operating Agreement, and duly authorized by proper action of the general partners of Community Alternatives in accordance with the CA A&R Partnership Agreement;

(ii)	the Wyoming Entities shall have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees of Debt Securities; and

(iii)

the Guarantees of Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

The opinions expressed above are subject to the following qualifications and limitations:

A. We express no opinion concerning the validity or enforceability of any provisions contained in the Indentures or the Guarantees of Debt Securities.

B. We express no opinion to any financial matters relating to the Wyoming Entities or the financial condition of the Wyoming Entities. We express no opinion as to the effect of or compliance with any federal or state securities laws and “Blue Sky” laws. We do not undertake to update or revise the opinions set forth herein should facts or laws which subsequently become known to us cause such opinions to be inaccurate or incomplete.

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C. Our opinions are subject to and qualified and limited by the effect of, and the rights and remedies set forth in the Guarantees of Debt Securities are subject to and limited or qualified by, (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar state or federal debtor relief laws of general application relating to or affecting the enforcement of the rights of creditors in general, including, without limitation, any executive or similar orders of general application, (ii) general principles of equity by which a court with proper jurisdiction may deny rights of specific performance, injunction and other remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) principles of diligence, good faith, fair dealing, reasonableness, conscionability, materiality, and other equitable defenses, (iv) limitations on the waiver of rights under any stay, extension or usury law or other law, whether now or hereafter in force, which would prohibit or give the Wyoming Entities or any party to the documents executed and delivered in connection with the Registration Statement from paying all or any portion of the Securities, and (v) securities laws and public policy underling such laws with respect to rights of indemnification and contribution.

D. No opinion is expressed regarding the effect of, or compliance with any: (i) United States federal laws; (ii) (a) securities laws; (b) antitrust laws; (c) tax laws; or (d) environmental laws; (iii) laws of any counties, towns, municipalities, or special political subdivisions (whether created or enabled through legislative action at the state or regional level), land use, environmental, zoning, subdivision, and building laws; or (iv) judicial decisions to the extent that they deal with any of the foregoing.

E. We did not personally witness the execution and delivery of any instrument on behalf of the Wyoming Entities or any other party but have instead based our opinion solely upon the certificates set forth in the Support Certificate.

Our opinions are based solely upon the laws of the State in effect as of this date, and are limited in all respects to the laws of the State. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We expressly disavow any obligation to advise you with respect to future changes in applicable laws of the State or in our knowledge or as to any event or change of condition or facts occurring subsequent to the date of this letter, regardless of whether such event or change might change the opinions expressed above.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is given as of the date hereof, and upon facts now known to us, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, but not limited to, any event or change of condition or facts occurring subsequent to the date of this letter, regardless of whether such event or change might change the opinions expressed above. These opinions are provided as legal opinions only, effective as of the date of this letter, and not as representations of fact.

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This letter has been provided at the request of the Wyoming Entities in connection with the Registration Statement and is solely for your benefit and is not to be used, circulated, disclosed to, published to, quoted or otherwise referred to for any other purpose or relied upon by any other person, without our express written permission.

Notwithstanding the foregoing, we hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Akerman LLP is authorized to rely upon this opinion letter in connection with the Registration Statement with respect to matters set forth herein that are governed by Wyoming law in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

Very truly yours,

/s/ Holland & Hart LLP